Consent of Independent Certified Public Accountants

     We have issued our report dated May 17, 2002 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 271 as of March 31, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP

Chicago, Illinois
July 25, 2002